STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

GEORGE PURSGLOVE

NV

Job:C20180809-1917
August 10, 2018

Special Handling Instructions:
24HR CORRECTION EMAILED BACK R TUIN 8-10-2018

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Correction	20180354396-51	8/9/2018 3:54:50 PM	1	$175.00	$175.00
24 Hour Expedite	20180354396-51	8/9/2018 3:54:50 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5339152560346832403021	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

GEORGE PURSGLOVE

NV

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20180354396-51**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **08/09/2018 3:54 PM**
	Entity Number **E0017122006-3**

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Beyond Commerce, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made: 8/7/2018

4. Description of the inaccuracy or defect:

A certificate Of Amendment was filed to increase the authorized share count of common stock. when that was processed the existing preferred stock was not included in the new total Authorized Capital Amount.

5. Correction of the inaccuracy or defect:

Fourth; Total Number of Authorized Shares of Common Stock that may be issued is hereby increased from 1,050,000,000 shares to 1,100,000,000, The Par Value of the Company's Common Stock remains the same at $0.001. The Total Number of Authorized Shares of Preferred Stock is to remain the same at 250,000,000. The Par Value remains the same at $0.001.

6. Signature:

X George Pursglove

Authorized Signature | President **Title *** | 8/9/2018 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.